EXHIBIT 23-3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of our report dated February 27, 2007 relating to the financial statements of Jersey Central Power & Light Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Cleveland, Ohio

November 8, 2007